Exhibit 23.4

Rosenberg Rich

Baker   Berman

&    C O M P A N Y

A PROFESSIONAL ASSOCIATION OF

CERTIFIED PUBLIC ACCOUNTANTS

390 Foothill Road × P.O. Box 6483 × Bridgewater, NJ 08807-0483

Phone:  908-231-1000 ×   FAX: 908-231-6894

Website:  www.rrbb.com  ×   E-Mail:  info@rrbb.com

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No. 8 Registration Statement on Form S-1 of our report dated April 28, 2008, 2008, relating to the consolidated financial statements of Identica Holdings Corporation and Subsidiaries.

/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey

September 4, 2008

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS •  CENTER FOR AUDIT QUALITY

PRIVATE COMPANIES PRACTICE SECTION •  POLARIS INTERNATIONAL

REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD